                                                                     Exhibit 4.1


                          FIFTH MODIFICATION AGREEMENT


         This FIFTH MODIFICATION AGREEMENT (hereinafter called this "Agreement") dated as of the 25th day of May, 1995, by and among PAYLESS CASHWAYS, INC., an Iowa corporation (hereinafter called "Borrower"), SOMERVILLE LUMBER AND SUPPLY CO., INC., a Massachusetts corporation (hereinafter called "Somerville") (Borrower and Somerville are hereinafter individually called a "Related Person" and collectively sometimes called "Related Persons"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter called "Lender");

                              W I T N E S S E T H:

         WHEREAS, Borrower has executed and delivered to Lender nine (9) certain promissory notes dated June 20, 1989, payable to the order of Lender in the original aggregate principal amount of $230,242,500 [including a promissory note in the original principal amount of $57,013,750, which has been modified and amended by (a) First Modification Agreement (hereinafter called the "First Modification Agreement) dated October 18, 1991, by and among Related Persons, Knox Home Centers, Inc., a Delaware corporation (hereinafter called "Knox"), and Lender, and (b) Second Modification Agreement (hereinafter called the "Second Modification Agreement) dated December 17, 1991, by and among Related Persons, Knox and Lender] (said promissory notes are hereinafter collectively called the "Note"), with interest and principal payable as therein provided, the disbursement of which Note is governed by a Loan Agreement dated June 20, 1989, by and among Related Persons and Lender (said Loan Agreement, as modified and amended by (a) the First Modification Agreement, (b) the Second Modification Agreement, (c) Third Modification Agreement (hereinafter called the "Third Modification Agreement") dated as of December 31, 1991, by and among Related Persons, Knox and Lender relating to the merger of Knox into Borrower with Borrower being the surviving entity, and (d) Fourth Modification Agreement (hereinafter called the "Fourth Modification Agreement") dated as of March 8, 1993, by and among Related Persons and Lender, hereinafter called the "Loan Agreement");

         WHEREAS, Somerville is the guarantor under a guaranty (hereinafter called the "Somerville Guaranty") dated June 20, 1989, relating to the Note and the other Loan Documents (as defined in the Loan Agreement);

         WHEREAS, Borrower has requested and Lender has consented to the amendment of the Loan Agreement to permit Borrower to perform certain capital improvements at the Property without the prior written consent of Lender;

         WHEREAS, pursuant to the terms of that certain letter agreement (hereinafter called the "Letter Agreement") dated August 9, 1994, from Lender addressed to Borrower (and agreed to and acknowledged by Borrower), Lender has consented to the amendment of the Loan Agreement to permit Borrower to implement the "Quantum Leap Program" (herein so called) as relates to certain capital improvements at the Property upon satisfaction of the conditions described herein;

         WHEREAS, pursuant to subsection 2.5(c) of the Loan Agreement, Borrower has heretofore delivered to Lender a Substitution Notice (herein so called) together with a nonrefundable service fee relating to the substitution and release of collateral described therein in the amount of $2,500) requesting (a) the release of the Lien on the Individual Property consisting of Store #37 located at 6 South 59th Street, Kansas City, Wyandotte County, Kansas and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (hereinafter called the "Released Property"), secured by Mortgage and Security Agreement (hereinafter called the "Subject Mortgage") dated effective as of June 20, 1989, recorded in Book 3369, Page 616, in the Office of the Register of Deeds, Wyandotte County, Kansas and (b) the substitution of Store #251 located at 7401 State Avenue, Kansas City, Wyandotte County, Kansas and more particularly described on Exhibit B attached hereto and made a part hereof for all purposes (hereinafter called the "Substitution Property") for the Released Property;

         WHEREAS, Lender is willing to substitute the Substitution Property for the Released Property and to release the Lien of the Subject Mortgage as to the Released Property upon the terms and conditions herein set forth; and

         WHEREAS, Lender is the owner and holder of the Note, and Related Persons are the owners of the legal and equitable title to the Property;

         NOW  THEREFORE,  for  and  in  consideration  of the  mutual  covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined terms used herein which are defined in the Loan Agreement as amended hereby, and are not otherwise defined herein, shall have the same meaning as set forth in the Loan Agreement as amended hereby.

         2. Lender hereby consents, to the extent required by the Loan Agreement and the other Loan Documents, to the implementation of the Quantum Leap Program. Notwithstanding anything to the contrary contained herein, the consent and agreement of Lender contained in this paragraph and in the Letter Agreement shall not be effective unless and until the conditions and matters hereinafter set forth have been satisfied. Lender hereby also consents to the structural alterations and the repair and replacement of roofs and asphalt parking lots at Individual Properties which Borrower has performed prior to the effective date of this Agreement, provided, however, that any work previously performed must comply with the provisions set forth in subsection 5.1(g) of the Loan Agreement as amended by this Agreement.

         3. The Substitution Property is hereby substituted for the Released Property pursuant to the terms of subsection 2.5(c) of the Loan Agreement and shall be covered by the Substitution Mortgage (as hereinafter defined). The Substitution Property shall hereinafter be deemed for all purposes to be an "Individual Property" and shall be subject to the terms and provisions of the Loan Agreement for all purposes.

         4. The Loan Agreement is hereby modified and amended as follows:
                  a. The last sentence of subsection 5.1(g) (Repair and Maintenance) of the Loan Agreement is hereby deleted in its entirety and the following language is substituted therefor:

                  Notwithstanding the foregoing, no Related Person will, without the prior written consent of Lender, (i) remove from the Property any fixtures or personal property covered by the Security Documents except (A) such as is replaced by the Related Persons by an article of equal suitability and value owned by the Related Person who is the owner of the Mortgaged Property upon which such fixture or personal property is located, free and clear of any Lien or security interest (except that created by the Security Documents or the Permitted Second Lien) or (B) such fixtures or personal property (other than heating and air conditioning equipment) having a value of less than $100,000, the removal of which would not have a Materially Adverse Effect on the Individual Property to which it relates, or (ii) make any structural alterations which diminish the value of the improvements on the Property, or (iii) expend more than $150,000 in the aggregate in any twelve (12) calendar month period on structural alterations on any Individual Property, or (iv) erect any new buildings, structures, or building additions on any Individual Property (except such new buildings, structures or building additions that do not diminish the value of such Individual Property and the cost of construction of which is not in excess of $200,000 in the aggregate in any twelve (12) calendar month period). Notwithstanding the above, Related
                  Persons may repair or replace the roof and/or the asphalt parking lot at any Individual Property provided such repairs or replacement shall meet all applicable building codes and requirements and shall result in the roof and/or parking lot being of equal or greater quality as the roofs and/or parking lots of comparable retail establishments. In addition to the foregoing, Lender has approved a renovation and improvement program (the "Quantum Leap Program") to be implemented by Related Persons, which includes modifications to driveways and parking lots and certain structural changes and building additions necessary to implement the Quantum Leap Program. Related Persons hereby agree that with respect to the Quantum Leap Program, in addition to the foregoing:

                                    (i) No  changes  to an  Individual  Property
                           shall reduce the number of contiguous parking spaces for such Individual Property below that required by the applicable zoning laws or restrictive covenants affecting such Individual Property without reliance on any variance or any easement from or agreement with any adjoining property owner to permit parking. Evidence of such compliance shall be provided to Lender and shall be satisfactory to Lender in its sole discretion. Such evidence may include, without limitation, a title endorsement or attorney's opinion letter.

                                    (ii)  All   easements   necessary   for  the
                           operation of any Individual Property must be approved in writing by Lender prior to execution and recordation. Any real property which is acquired for the operation of an Individual Property must be owned by a Related Person either in fee simple or pursuant to an instrument granting an easement estate of sufficient duration (as determined by Lender) encumbering such property and, if required by Lender, shall be added to the security for the Loan.

                                    (iii) At the conclusion of  construction  at
                           any Individual Property, Lender must be provided with satisfactory evidence that Lender continues to have a first lien position with respect to such Individual Property and that there are no outstanding mechanics' or materialmen's liens against the Property. Such evidence may be in the form of an endorsement to the mortgagee title policy in favor of Lender covering such Individual Property or, in such jurisdictions where such an endorsement is not available, a report on title indicating instruments which have been filed of record since the date of the mortgagee title policy. Upon request of Related Persons, Lender will consider lien waivers in lieu of an endorsement to Lender's mortgagee title policy, subject to the right of Lender to require an endorsement or title report after review of all documentation if deemed necessary by Lender.

                                    (iv)  The  review  of all  documentation  in
                           connection with any construction, including the Quantum Leap Program, will be coordinated through Lender's outside counsel. All legal fees and expenses of Lender's outside counsel associated with such reviews will be paid by Related Persons. In addition, Related Persons agree to pay any additional administrative fees which Lender may deem necessary to cover future reviews on a property by property basis.

                  b. Schedule 2 is amended to add the following as item 44 thereto:

                  "44. Mortgage and Security Agreement dated May 25th, 1995, executed by PCI. [KS]"

                  c. Exhibit D is amended to include the legal description of the Substitution Property set forth on Exhibit B hereto.

                  d.       Page 4 of Exhibit E is amended as follows:

                                 i. The  following  information  relating to the
                           Substitution Property is hereby added immediately following the information relating to Store #190:

                                   Tranche: D
                                  Store #: 251
                                    Store Name: Payless Cashways, Inc.
                                    Property Name/Address: 7401 State Avenue
                                    City: Kansas City
                                    St.:    KS
                                    Square Footage: 65,536
                                    Land Acres: 7.18 acres
                                    Year Acquired: 1994
                                    Agreed Value (based on cost): $3,000,000
                                    Allocated Loan Amount: $942,142
                                    Agreed Loan to Value Ratio (%):  .75

                                 ii. The information relating to the Released Property is hereby deleted in its entirety.

                  e. Notwithstanding the fact that the actual value of the Substitution Property is greater than the actual value of the Released Property, the total Appraised Value and Allocated Loan Amount relating to Tranche D shall remain unchanged.

         5. Schedule I attached to the $93,626,750 Tranche D Note is hereby modified and amended to delete "37" in the fourth line of item 8 thereof and to add the following as item 22:

         22. Mortgage and Security Agreement dated May __, 1995, executed by Payless Cashways, Inc., Mortgagor, to The Prudential Insurance Company of America, Mortgagee (Kansas Store 251).

         6. Concurrently herewith Related Persons shall deliver, or cause to be delivered, to Lender the following, duly executed and delivered and in form, substance and date satisfactory to Lender:

                  a. A Mortgage and Security Agreement (herein called the "Substitution Mortgage").

                  b. UCC-2 Financing Statement perfecting the security interest created in the Substitution Mortgage for filing with the Secretary of State of Kansas.

                  c. UCC-1 Financing Statement perfecting the security interest created in the Substitution Mortgage for filing with the Register of Deeds of Wyandotte County, Kansas.

                  d. UCC-3 Financing Statement Amendment adding the Substitution Property to the Financing Statement currently on file with the Secretary of State of Missouri.

                  e. Favorable opinions from (i) Blackwell Sanders Matheny Weary & Lombardi, L.C. counsel for Borrower, (ii)
         Linda French, General Counsel of Borrower and (iii) Perry, Hamill & Fillmore, L.C., special Kansas counsel for Lender.

                  f. A mortgagee policy of title insurance issued by a title insurance company approved by Lender, insuring the lien of the Substitution Mortgage in the amount of $942,142, showing Borrower as the owner of the Substitution Property, together with such endorsements reasonably required by Lender and containing only those exceptions to coverage previously approved by Lender.

                  g. An affidavit of a representative of Borrower acceptable to Lender.

                  h. A Notice and Agreement relating to Section 26.02 of the Texas Business and Commerce Code.

                  i. A current Certification of Non-Foreign Status executed by Borrower.

                  j. A current Certification of Non-Foreign Status executed by Somerville.

                  k. An unconditional certificate of occupancy for the Substitution Property.


         7. Related Persons hereby represent and warrant that (a) either Borrower or Somerville is the sole legal and beneficial owner of the Property;
(b) no Related Person is in Default in the performance of any of the covenants and agreements contained herein or in the Loan Documents; (c) no event has occurred and is continuing which constitutes a Default; (d) each of Borrower and Somerville is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate powers required to carry on its business and enter into and carry out the transactions contemplated hereby; (e) Related Persons have all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate the Property and to carry on their business as now conducted and as contemplated to be conducted except where failure to obtain any such governmental certificate of authority, license, permit, qualification or other documentation would not have a Materially Adverse Effect; (f) each of Related Persons is duly qualified, in good standing and authorized to do business in the jurisdiction where the Property owned by it is located; (g) each Related Person has duly taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and the performance of its obligations hereunder; (h) the execution and delivery by Related Persons of this Agreement, the performance by each of its obligations under this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (1) conflict with any provision of (A) any applicable domestic or foreign law, statute, decree, rule or regulation, except where failure to comply therewith would not have a Materially Adverse Effect, (B) the articles or certificate of incorporation, charter or bylaws of either Related Person or (C) any material agreement, judgment, license, order or permit applicable to or binding upon either Related Person, (2) result in the acceleration of any debt owed by either Related Person, (3) result in or require the creation of any Lien upon any assets or properties of either Related Person except as expressly contemplated in this Agreement or the Loan Documents, or (4) contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other material contract or material agreement to which either Related Person is a party or by which either Related Person or any of its properties  may  currently  be  bound or  affected;  (i) no  consent,  approval, authorization  or order  of,  and no  notice  to or  filing  with,  any court or governmental authority or third party is required in connection with the execution, delivery or performance by either Related Person of this Agreement or to consummate any transactions contemplated by this Agreement that have not been obtained or made prior to the execution hereof; (j) this Agreement constitutes the legal and binding obligations of each Related Person, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights; and (k) the provisions of subsection 4.1(q) (Compliance With Covenants and Laws) and subsection 4.1(r) (Environmental) of the Loan Agreement are true and correct as of the date hereof. Related Persons agree to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation attorneys' fees) incurred as a result of any representation or warranty made by either or both of them herein proving to be untrue in any material respect.

         8. Somerville, in its capacity as guarantor under the Somerville Guaranty, hereby consents to this Agreement and hereby declares to and agrees with Lender that all of the obligations of Somerville under the Somerville Guaranty are and shall be unaffected by the transactions described in this Agreement and that the Somerville Guaranty is hereby ratified and confirmed in all respects.

         9. Related Persons, upon request from Lender, agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or in the Quantum Leap Program or to perfect the liens and security interests intended to secure the payment of the Note.

         10. If (a) either Related Person shall fail to keep or perform any of the covenants or agreements contained herein and such failure is not remedied within the Grace Period as provided in the Loan Agreement with respect to an Event of Default for which a Grace Period is provided under subsection (c) of
Section 7.1 of the Loan Agreement, or (b) any statement, representation or warranty contained herein or with respect to the Quantum Leap Program shall prove to have been false or incorrect in any material respect as of the date hereof, and the represented or warranted state of affairs does not become true within the Grace Period as provided in the Loan Agreement with respect to an Event of Default for which a Grace Period is provided under subsection (d) of
Section 7.1 of the Loan Agreement, an Event of Default shall be deemed to have occurred under the Loan Agreement and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Loan Agreement or any other Loan Document or to which Lender may otherwise be entitled, whether at law or in equity.

         11. Except as provided or contemplated herein, the terms and provisions of the Note, the Loan Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Loan Agreement and the other Loan Documents shall in no way affect the security of the Security Documents and the other Loan Documents for the payment of the Note. Related Persons hereby agree, covenant and represent that the Note, the Loan Agreement and the other Loan Documents as modified and amended hereby are and remain valid and enforceable and that nothing herein shall affect the validity or enforceability thereof.

         12. Related Persons hereby acknowledge that the liens and security interests created and evidenced by the Security Documents are valid and subsisting and further acknowledge and agree that there are no offsets, claims or defenses to the Note, the Loan Agreement or any other Loan Documents. Related Persons further acknowledge that they have no knowledge that there are any defects or deficiencies with respect to the validity of the liens and security interests created and evidenced by any of the Security Documents.

         13. Borrower shall pay, or cause to be paid, all costs and expenses incident to Lender's consent under the Letter Agreement and this Agreement, including but not limited to legal fees and expenses of outside counsel (but shall not include reimbursement of fees of Lender's in-house counsel).

         14. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         15. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         16. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within said State.

         17. Related Persons hereby release, remise, acquit and forever discharge Lender, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loan Agreement, the Note, the Security Documents, or any other document executed by Related Persons in connection with any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                       PAYLESS CASHWAYS, INC., an Iowa
                                       corporation




                                       By:  s/ Stephen A. Lightstone
                                            -----------------------------------
                                            Name: Stephen A. Lightstone
                                            Title: Senior Vice President
                                                   Finance/Treasurer


                                       SOMERVILLE LUMBER AND SUPPLY CO.,
                                       INC., a Massachusetts corporation




                                       By:  s/ Stephen A. Lightstone
                                            -----------------------------------
                                            Name: Stephen A. Lightstone
                                            Title: Treasurer


                                       THE PRUDENTIAL INSURANCE COMPANY OF
                                       AMERICA, a New Jersey corporation



                                       By:  s/ Randall M. Hall
                                            -----------------------------------
                                            Name:  Randall M. Hall
                                            Title: Vice-President

                                   EXHIBIT A

A tract of land  lying in the  Southeast  Quarter  of the  Northwest  Quarter of
Section 14, Township 11 South, Range 24 East, in the City of Kansas City, Wyandotte County,Kansas, being more particularly described as follows:Commencing at the Southeast corner of the Northwest Quarter of said Section; thence North 00 degrees 00 minutes 00 seconds East along the East line of said Northwest Quarter a distance of 894.96 feet; thence North 90 degrees 00 minutes 00 seconds West a distance of 40.96 feet to the POINT OF BEGINNING said point being at the intersection of the Southeasterly right-of-way line of 59th Street and the Southwesterly right-of-way line of Kansas Highway No. 132; thence South 35 degrees 34 minutes 30 seconds West along said Highway No. 132 right-of-way line a distance of 488.17 feet; thence North 65 degrees 48 minutes 30 seconds west along the Northerly right-of-way line of said Highway No. 132 a distance of
919.10 feet to a point on the Southerly right-of-way line of the Union Pacific Railroad; thence North 51 degrees 22 minutes 50 seconds East along said right-of-way line a distance of 732.63 feet; thence along a curve to the left having an initial tangent bearing of South 35 degrees 41 minutes 32 seconds East a radius of 326.50 feet (a chord bearing of South 61 degrees 34 minutes 16 seconds East a length of 285.01 feet) a distance of 294.94 feet; thence South 87 degrees 27 minutes 00 seconds East a distance of 151.40 feet; thence along a curve to the right being tangent to the last described course having a radius of
246.50 feet (a chord bearing of South 46 degrees 14 minutes 51 seconds East a length of 324.75 feet) a distance of 354.53 feet to the point of beginning.

                                   EXHIGIT B

                              (Legal Description)




All that part of the Northeast 1/4 of the Northwest 1/4 Section 9, Township
11 South, Range 24 East, known as Lot 1 of the "West State Plaza" Subdivision, a Subdivision in the City of Kansas City, Wyandotte County, Kansas as recorded in Book 34, Pages 53 and 54 in the Plat of Records in Wyandotte County, described as follows:

Commencing at the northwest corner of said 1/4 Section; Thence North 88 degrees 14' 16" East, along the north line of said 1/4 Section, 1946.17'; Thence South 01 degrees 45' 37" East, a distance of 74.40' to a point on the north right of way line of U.S. Highway No. 24-40-73 as now established and the true point of beginning; thence continuing South 01 degrees 45' 37" East, a distance of 655.29'; thence Northeasterly on a curve to the left having an initial tangent bearing of North 75 degrees 36' 57" East, a radius of 2508.27', an arc length of 149.96', and a central angle of 3 degrees 25' 32"; Thence North 72 degrees 11' 25" East, a distance of 183.89'; Thence Northeasterly on a curve to the right, tangent to the last described course, having a radius of 993.44', an arc length of 309.09', and a central angle of 17 degrees 49' 35"; Thence North 89 degrees 58' 59" East, a distance of 10.81'; Thence Northwesterly on a curve to the left having an initial tangent bearing of North 03 degrees 31' 47" West, a radius of 281.43', an arc length of 149.88', and a central angle of 30 degrees 30' 50"; Thence North 34 degrees 02' 37" West, a distance of 136.28'; Thence Northerly on a curve to the right, tangent to the last described course, having a radius of 381.97', an arc length of 227.07', and a central angle of 34 degrees 03' 38", Thence North 00 degrees 01' 00" West, a distance of 45.02'; Thence North 35 degrees 33' 04" West, a distance of 14.10', Thence South 88 degrees 14' 23" West, a distance of 456.79' to the true Point of Beginning, containing 7.18 acres more or less all in Wyandotte County, Kansas.